Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

•

the Registration Statements on Form S-3 (Nos. 333-133852; 333-130821; 333-112708; 333-123714; 333-70984; 333-15375; 333-18273; 333-43137; 333-97157; 333-97197; 333-83503; 333-07229; 333-51367; 033-54784; 033-57533; 033-63097; 033-30717; 033-49881; 333-13811; 333-47222; 333-65750; 333-64450; and 333-104151);

•	the Registration Statements on Form S-4 (Nos. 333-127124 and 333-110924)
•	the Registration Statements on Form S-8 (Nos. 333-133566; 333-121513; 333-69849; 033-45279; 002-80406; 333-02875; 033-60695; 333-58657; 333-81810; 333-53664; 333-102043; and 333-102852);
•

and the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 333-65209; 333-127124; 333-110924; 033-43125; 033-55145; 033-63351; 003-62069; 033-62208; 333-16189; 333-60553; 333-40515)

of Bank of America Corporation of our report dated February 22, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Charlotte, North Carolina

February 28, 2007